UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2024

The Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road

Wilmington, DE 19809

(Address of principal executive offices, including zip code)

302-385-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TBBK	Nasdaq Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

[_] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2024, the Board of Directors (the “Board”) of The Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, The Bancorp Bank, National Association, appointed Dwayne L. Allen as a director of the Company, effective January 1, 2025. Mr. Allen will serve until the Company’s 2025 Annual Meeting of Stockholders or until his successor shall have been duly elected and qualified or his earlier death, resignation, removal, retirement or disqualification. In connection with Mr. Allen’s appointment to the Board, the size of the Board was increased to ten (10) directors, effective January 1, 2025.

Mr. Allen has over 25 years of senior leadership experience in technology and digital transformation across multiple global industries. Since 2021, Mr. Allen has served as Senior Vice President and Chief Technology Officer at Unisys, a global information technology services company. Prior to Unisys, Mr. Allen was a Global Digital Strategist at Microsoft from 2019 to 2021 and Vice President and Chief Information Officer for Masonite International from 2017 to 2019. Mr. Allen has also held various other leadership roles in information technology, including Division Chief Information Officer at Cummins Inc., Vice President of Information Technology at Fifth Third Bank, and Vice President and Division Chief Information Officer at Wells Fargo. Mr. Allen holds a Bachelor of Arts degree from the University of Virginia and a Master of Business Administration degree from George Washington University.

At this time, Mr. Allen has not been named to serve on any committee of the Board, and the Board has not identified any committee to which he is expected to be appointed. Mr. Allen will be entitled to the Company’s standard compensation for non-employee directors, including board fees and eligibility to receive stock-based awards and other compensation paid to directors. There are no family relationships between Mr. Allen and any director, executive officer or person nominated by the Company to become a director or executive officer, there are no arrangements or understandings between Mr. Allen and any other persons pursuant to which Mr. Allen was selected as a director, and there are no transactions between Mr. Allen or any of his immediate family members, on the one hand, and the Company or any of its subsidiaries, on the other, that would be required to be reported under Item 404(a) of Regulation S-K as of this date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2024	THE BANCORP, INC.

	By:	/s/ Paul Frenkiel
	Name:	Paul Frenkiel
	Title:	Chief Financial Officer and Secretary